Exhibit 10.5

AMENDED AND RESTATED FORBEARANCE AGREEMENT

(NOTICE - CONTAINS A WAIVER OF TRIAL BY JURY)

This Amended and Restated Forbearance Agreement by and between Datatec Industries, Inc. ("Customer") and IBM Credit LLC ("IBM Credit") is dated March 29, 2004 (the "Forbearance Agreement").

WITNESSETH:

WHEREAS, Customer and IBM Credit have entered into that certain Inventory and Working Capital Financing Agreement dated November 10, 2000 (as amended, supplemented or otherwise modified from time to time, the "Financing Agreement"); and all loans made by IBM Credit to the Customer, and all other liabilities and obligations at any time owing by the Customer by IBM Credit are secured by security interests granted by the Customer to IBM Credit pursuant to the terms of the Financing Agreement in all of the Customer's then existing and thereafter acquired inventory, equipment, accounts receivables, chattel paper, contract rights, documents, instruments, general intangibles and other items of personal property described in the Financing Agreement; and.

WHEREAS, HH Communications, Inc. ("HHCI") and Datatec Systems, Inc. ("DSI") (each individually a "Guarantor" and collectively the "Guarantors") have each unconditionally guaranteed payment to IBM Credit of all Obligations at any time owing by the Customer to IBM Credit under the Financing Agreement or otherwise pursuant to (i) the Guaranty (By Corporation) dated November 8, 2000 signed by HHCI and (II) the Guaranty (By Corporation) dated November 8, 2000 signed by DSI;

WHEREAS, certain Events of Default (as defined in the Financing Agreement) and noticed in the letter dated December 17, 2003 from Mr. Steven Flanagan to Mr. Raul Pupo (the "December 17, 2003 Letter" and the letter dated January 29, 2004 from Mr. Steven Flanagan to Mr. Raul Pupo (the "January 29, 2004 Letter") have occurred and are continuing; and

WHEREAS, the Customer desires that IBM Credit forbear from exercising certain remedies available to IBM Credit under the Financing Agreement.

WHEREAS, Customer and IBM Credit previously entered into a Forbearance Agreement dated February 27, 2004 ("Original Forbearance Agreement");

WHEREAS, the Customer was unable to meet certain terms of the Original Forbearance Agreement and accordingly the parties hereto wish to amend and restate the Original Forbearance Agreement, including certain of the conditions to forbearance and the Termination Date; and

WHEREAS, IBM Credit has agreed to forbear from exercising those certain remedies available under the Financing Agreement pursuant to the terms and conditions of this Forbearance Agreement.

NOW, THEREFORE, in consideration of the foregoing and the promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Customer and IBM Credit agree as follows:

Section 1. Capitalized Terms. All capitalized terms not herein defined shall have the meaning set forth in the Financing Agreement.

Section 2. Customer Acknowledgement.

The customer acknowledges that it is currently in default of certain of its Obligations to IBM Credit under the Financing Agreement. As of the date of this Forbearance Agreement, Customer acknowledges that the Events of Default as set forth in the December 17, 2003 Letter and the January 29, 2004 Letter have occurred under the Financing Agreement and are continuing (the "Existing Events of Default"):

Section 3. Collection Costs and Expenses. Customer reaffirms the terms of Section 10.3 of the Financing Agreement and agrees to reimburse IBM Credit for all collection costs and expenses including attorney's fees, including but not limited to counsel fees, arising out of the Existing Events of Default or any other Event of Default and any bankruptcy filing by Customer or any Guarantor or against Customer or any Guarantor or other insolvency proceeding involving Customer or any Guarantor and any other defaults.

Section 4. Guarantor Acknowledgement and Reaffirmation. Each Guarantor acknowledges that the Customer is currently in default of its obligations to IBM Credit under the Financing Agreement as indicated in Section 2 of this Forbearance Agreement. Each Guarantor hereby acknowledges the Existing Events of Default (and the amendments set forth herein) and hereby ratifies, reaffirms and restates its agreement to unconditionally guarantee payment of any obligations owed by Customer to IBM Credit of any obligation as set forth in its Guaranty and as modified by this Forbearance Agreement. Each of the Guarantors hereby reaffirms the validity, legality and enforceability of its guaranty and agrees that its guaranty is and shall remain in full force and effect with respect to the obligations of Customer. Each Guarantor is not aware of any defense, which would prevent and/or delay the enforcement of the Guaranties.

Section 5. Forbearance Conditions. IBM Credit is willing to forbear, subject to the terms of this Forbearance Agreement, from exercising its remedies as a result of the Existing Events of Default for the period from the date hereof until July 31, 2004 ("Termination Date"), provided that each and all of the following conditions (the "Forbearance Conditions") are satisfied at all times to the satisfaction of IBM Credit in its sole discretion:
(A)

Customer shall provide to IBM Credit the following; (i) 10Q's as of 10/31/03 and 1/31/04 by 5/15/04; (ii) by 6/15/04, a projection, by month, for the year ending 4/30/05; each month therein shall include a balance sheet, profit and loss statement and a statement of cash flows, in the same detail as is provided for quarterly financial statements

(B)	IBM Credit shall have received a fully executed copy (including execution by each of the Guarantors) of this Forbearance Agreement on or before March 31, 2004;
(C)	No Guarantor shall revoke or terminate, or attempt to revoke or terminate, its Guaranty;
(D)	No representation or warranty made by the Customer or any Guarantor in this Forbearance Agreement, the Financing Agreement or any Guaranty shall prove to have been in error, or untrue;
(E)	No additional Default or Event of Default shall occur, other than the Existing Events of Default set forth in Section 2 of this Forbearance Agreement;
(F)

There shall occur no further deterioration of Customer's or any Guarantors' financial position, insolvency or any other event that could reasonably by expected to have a material adverse effect, (i) on the business, operations, results of operations, assets or financial condition of the Customer or any Guarantor, (ii) on the aggregate value of the collateral granted to IBM Credit in connection with the Financing Agreement or any Other Documents ("Collateral") or the aggregate amount which IBM Credit would be likely to receive (after giving consideration to reasonably likely delays in payment and reasonable costs of enforcement) in the liquidation of such Collateral to recover the Obligations in full, or (iii) on the rights and remedies of IBM Credit under this Forbearance Agreement, the Financing Agreement or any Guaranty; and

(G)	Customer shall not assign any of its rights, title and interest in and to the Collateral, to any other party.

Section 6. No Liens, Etc. The Customer shall not, and will not permit any of its Subsidiaries to, create, incur, assume, grant or suffer to exist any lien, claim, mortgage, security interest, attachment or other encumbrance of any kind, (whether consensual or arising by operation of law) upon any of its property, assets or revenues, whether now owned or hereafter acquired, except upon the prior written consent of IBM Credit.

Section 7. Termination. (A) Pursuant to Section 10.1 of Financing Agreement, upon an Event of Default, IBM Credit may declare all of Customer's Outstanding Advances and other indebtedness under the Financing Agreement to be immediately due and payable and immediately terminate the Financing Agreement. In the spirit of good faith and cooperation and as an accommodation to Customer, IBM Credit is giving Customer until July 31, 2004 before IBM Credit asserts any remedies available to it under the Financing Agreement or otherwise. On such date, if no further forbearance or other agreement is reached with IBM Credit in writing, Customer's Outstanding Advances and other indebtedness under the Financing Agreement will be due and payable on the Termination Date (July 31, 2004) (unless due sooner according to its terms or pursuant to the provisions hereof).

(B) In the event that any one or more of the Forbearance Conditions is not fulfilled to IBM Credit's satisfaction in its sole discretion, IBM Credit's agreement to forbear as set forth herein shall, at IBM Credit's election but without further notice to or demand upon the Customer, terminate, and IBM Credit shall thereupon have and may exercise from time to time all of the remedies available to it under the Financing Agreement, the Guaranty, this Forbearance Agreement and applicable law as a consequence of the Existing Events of Default. In addition and provided that the Forbearance Conditions continue to be fulfilled to the satisfaction of IBM Credit, the Financing Agreement shall terminate on the Termination Date unless terminated earlier in accordance herewith and in accordance with the Financing Agreement. Upon the termination of the Financing Agreement, all of the Customer's Obligations shall be immediately due and payable in their entirety, even if they are not yet due under their terms, on the effective date of termination. IBM Credit's rights under the Financing Agreement and IBM Credit's security interest in the Collateral shall continue after termination of the Financing Agreement until all of the Customer's Obligations to IBM Credit are indefeasibly paid in full.

Section 8. Representations and Warranties of the Customer and each Guarantor. The Customer and each Guarantor represent and warrant that:

8.1 The Financial Covenants of Customer are true and correct as of the date of this Forbearance Agreement and no default exists under the Financing Agreement, except for the Existing Events of Default identified in Section 2 of this Forbearance Agreement that are in existence on the date hereof.

8.2 Subject to the existence of the Existing Events of Default specified in Section 2 of this Forbearance Agreement, the representations and warranties of Customer contained in the Financing Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof.

8.3 The execution, delivery and performance by the Customer and each Guarantor of this Forbearance Agreement and the consummation of the transactions contemplated hereby are within the corporate owner of the Customer and each Guarantor, have been duly authorized by all necessary corporate actions on the part of the Guarantor and do not result in a breach of or constitute a default under any agreement or instrument to which the Customer and each Guarantor is a party or by which it or any of its properties are bound.

8.4 This Forbearance Agreement constitutes a legal, valid and binding obligation of Customer and each Guarantor, enforceable against the Customer and each Guarantor in accordance with its terms.

8.5 Each party is entering into this Forbearance Agreement freely and voluntarily with the advice of legal counsel of its own choosing.

8.6 Each party has freely and voluntarily agreed to the waivers and undertakings set forth in this Forbearance Agreement.

8.7 Customer has not engaged in any fraudulent transfer of its assets.

8.8 Except as disclosed by Customer in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against Customer or any of the Guarantors.

8.9 Except as specifically provided in this Forbearance Agreement, there exists no promises or agreements by IBM Credit to:

(i)	provide additional funding or credit to Customer,
(ii)

extend the terms for repayment of any obligation or provide additional funding or credit to the Customer under the Financing Agreement (Customer acknowledging that, upon the occurrence of an Event of Default, IBM Credit shall be entitled to enforce in full the terms of repayment for any obligation as set forth in the Forbearance Agreement), or

(iii)	make any future advances or other financial accommodations to Customer.

8.10 Except as specifically amended hereby, all of the provisions of the Financing Agreement shall remain unamended and in full force and effect. Customer represents that its obligations under the Financing Agreement shall remain in full force and effect and are enforceable obligations not subject to any claims, offsets or defects.

Section 9. Waiver of Limitations Period. The Customer and each Guarantor hereby severally waive the benefit of any statute of limitations that might otherwise bar the recovery of any of the obligations from anyone or more of them.

Section 10. Relationship of Parties; No Third Party Beneficiaries. Nothing in this Forbearance Agreement shall be construed to alter the existing debtor-creditor relationship between the Customer and IBM Credit. Nor is this Forbearance Agreement intended to change or affect in any way the relationship between IBM Credit and each Guarantor to one other than a debtor-creditor relationship. This Forbearance Agreement is not intended, nor shall it be construed to create, a partnership or joint venture relationship between or among any of the parties hereto. No party, other than a party hereto is intended to be a beneficiary hereof, and no party other than a party hereto shall be authorized to rely upon the contents of this Forbearance Agreement.

Section 11. Actions Against Guarantors Who Do Not Sign This Forbearance Agreement. The parties hereto acknowledge that IBM Credit reserves the right to immediately commence an action against any Guarantor who does not execute this Forbearance Agreement.

Section 12. Subordination of Other Obligations. Any indebtedness of Customer now or hereafter held by any Guarantor is hereby subordinated in right of payment to the obligations owing by the Customer to IBM Credit, and any such indebtedness collected or received by any such Guarantor shall be held in trust for IBM Credit and shall forthwith be paid over to IBM Credit to be credited and applied against any obligations, but without affecting, impairing, or limiting in any manner the liability of any Guarantor hereunder or under any other provision of any Guaranty.

Section 13. Waivers and Consents. Neither this Forbearance Agreement nor any provisions hereof may be waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by the party against whom enforcement of the change, waiver discharge or termination is sought. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

Section 14. Entire Forbearance Agreement; Modification of Forbearance Agreement. This Forbearance Agreement and the Financing Agreement constitute the entire understanding of the parties with respect to the subject made hereof and thereof. This Forbearance Agreement may not be modified, altered or amended except by agreement in writing signed by all the parties hereto.

Section 15. Governing Law. This Forbearance Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws, which govern the Financing Agreement.

Section 16. Nonwaiver of Default. IBM Credit expects Customer to strictly adhere to the provisions of the Financing Agreement and to perform its Obligations thereunder accordingly. Any failure by Customer to comply with the provisions of the Financing Agreement or the terms herein may result in the immediate termination of the Financing Agreement. Neither this Forbearance Agreement nor IBM Credit's forbearance hereunder shall be deemed a waiver of or consent to the Existing Events of Default referenced in Section 2 of this Forbearance Agreement or any other default that may have occurred in addition to the Existing Events of Default or a course of dealing with respect to any default. The Customer and each Guarantor agree that such Existing Events of Default, as referenced in Section 2 of this Forbearance Agreement, shall not be deemed t have been waived, released or cured by virtue of such loans or IBM Credit's agreement to forbear pursuant to the terms of this Forbearance Agreement or the execution of this Forbearance Agreement. IBM Credit retains all of its rights and remedies contained in this Forbearance Agreement, the Guaranties and the Financing Agreement, including the right to make immediate demand as a result of Customer's default as provided thereunder.

Section 17. No Novation, etc. This Forbearance Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and except as otherwise expressly stated herein, the Financing Agreement remains in full force and effect. Notwithstanding any prior mutual temporary disregard of any of the terms of the Financing Agreement, the parties agree that the terms of the Financing Agreement shall be strictly adhered to on and after the date hereof except as expressly modified by this Forbearance Agreement.

Section 18. Counterparts; Waivers of Notice of Acceptance. This Forbearance Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall constitute an original, but all of which taken together shall be one and the same instrument. In proving this Forbearance Agreement or the Financing Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Notice of IBM Credit's acceptance is hereby waived.

Section 19. The Parties Hereby Acknowledge and Agree as Follows:
(a)	The Customer is indebted to IBM Credit under the Financing Agreement;
(b)

The amount owing by the Customer to IBM Credit is $22,568,688.11 of principal plus accrued interest through the date of this Forbearance Agreement is due and payable by the Customer to IBM Credit pursuant to the terms of the Financing Agreement;

(c)	All Obligations of the Customer under the Financing Agreement shall be due and payable on the Termination Date unless due sooner in accordance herewith the Financing Agreement;
(d)	But for the forbearance and other considerations made by IBM Credit under this Forbearance Agreement, the Customer would have no ability to reorganize its affairs.

Section 20. JURY TRIAL WAIVER. EACH OF IBM CREDIT, THE CUSTOMER AND THE GUARANTORS HEREBY INRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY THPE IN WHICH IBM CREDIT, THE CUSTOMER AND THE GUARANTORS ARE PARTIES AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS FORBEARANCE AGREEMENT,THE FINANCING AGREEMENT, THE GUARANTY OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH.

Section 21. SUBMISSION AND CONSENT TO JURISDICTION. TO INDUCE IBM CREDIT TO DELIVER THIS FORBEARANCE AGREEMENT, EACH OF THE CUSTOMER AND GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(A)

SUBMITS ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS FORBEARANCE AGREEMENT, THE FINANCING AGREEMENT, THE GUARANTIES AND ANY OTHER DOCUMENT, OR FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NOON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE NEW YORK AND ANY FEDERAL DISTRICT COURT IN NEW YORK.

(B)

CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREINAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PORCEEDING IN ANY SUCH COURTOR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

(C)

AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREROF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO CUSTOMER AND GUARANTOR AT ITS ADDRESS SET FORTH ON THE SIFNATURE PAGE HEREOF OR AT SUCH OTHER ADDRESES OF WHICH IBM CREDIT SHALL HAVE BEEN NOTIFIED IN WRITING.

(D)	AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 22. Miscellaneous. Customer agrees not to make distributions, loans, advances, contributions or payments of money or goods to any Affiliate, Subsidiary or parent company or any officer, director or stockholder of Customer or its Affiliates, Subsidiaries, or parent company except as is allowed in Section 8.14 of the Financing Agreement. Customer shall continue to pay when due al amounts under the Financing Agreement and to direct all payments by Customer's Account debtors to the Lockbox. IBM Credit retains all of its rights and remedies contained in this Forbearance Agreement, the Financing Agreement and the Guaranties, the right to make immediate demand as a result of Customer's Existing Defaults or any other Event of Default as provided thereunder. IBM Credit may exercise any and all rights and remedies of a secured party under the Uniform Commercial Code and any other rights and remedies it may have under applicable law.

IN WITNESS WHEREOF, the parties hereto have read this entire Forbearance Agreement and have caused this Forbearance Agreement to be duly executed and delivered on the date first written above.
Datatec Industries, Inc.	ATTEST:

By: /s/ Gerard E. Dorsey	/s/ Richard K. Davis
(Secretary)
Print Name: Gerard E. Dorsey
(Corporate Seal)
Title: Chief Financial Officer

Address:

ACKNOWLEDGED AND AGREED TO BY:

HH Communications, Inc. (Guarantor)

By: /s/ Gerard E. Dorsey

Print Name: Gerard E. Dorsey

Address:

Datatec Systems, Inc. (Guarantor)

By: /s/ Gerard E. Dorsey

Print Name: Gerard E. Dorsey

Title: Chief Financial Officer

IBM Credit LLC

By: /s/ Steven A. Flanagan

Print Name: Steven A. Flanagan

Title: Manager, Global Special Handling

Address: